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                                                                  Exhibit 23.3


The Board of Directors
IWL Communications, Inc. and Subsidiaries

We consent to the use of our report related to IWL Communications, Inc. and Subsidiaries included herein and to the reference to our firm under the headings "Summary Selected Consolidated Historical Financial Data of IWL", "Selected Historical Financial Data of IWL" and "Experts" in the joint proxy statement/prospectus.


                                                  KPMG PEAT MARWICK LLP


Houston, Texas
July 16, 1998